Exhibit 10.21

                              EMPLOYMENT AGREEMENT


      THIS AGREEMENT is made effective as of the 23rd day of December, 2002, by and between ED F. BELL (the Executive), an individual residing in Lenoir City, Tennessee, and UNITED COMMUNITY BANKS, INC. (United), a Georgia corporation doing business as a bank holding company in Georgia, North Carolina, and Tennessee.

     WHEREAS, United wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, Executive is willing to serve in the employment of United as provided in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

     1.   POSITION AND RESPONSIBILITIES.

     During the period of his employment hereunder, Executive agrees to serve, at the pleasure of United, as the Chairman of the Board of Directors of United Community Bank (of Tennessee) (the Bank) and to perform such other duties as may be requested or required by United, including, without limitation, the oversight of United's expansion activities in Tennessee, the oversight of and attention to Executive's commercial loan customers, and public relations for United and the Bank in Tennessee (the Duties). Executive shall report directly to Mr. Jimmy Tallent or his successor.

     2.   TERM.

     The term of this Agreement (the Term) shall be deemed to have commenced as of the date of the consummation of the merger of First Central Bancshares, Inc. with and into United and shall continue until July 10, 2005, the date of Executive's seventieth (70th) birthday, unless this Agreement shall be terminated otherwise as provided herein. During the Term, except for periods of absence occasioned by illness, vacation periods, and leaves of absence, taken by Executive upon notice to Mr. Tallent or his successor, Executive shall devote the majority of his business time, attention, and skill to the faithful performance of the Duties hereunder; provided, however, that Executive shall not be required to keep specific business hours or days and may control his own schedule with respect to the performance of the Duties.

     3.   COMPENSATION AND REIMBURSEMENT.

     The compensation specified under this Agreement shall constitute the salary and benefits paid for the Duties described in Sections 1 and 2. United shall pay Executive no less than One Hundred Twenty-five Thousand Dollars ($125,000.00) per year for each year of the Term. Upon the execution of that certain Agreement and Plan of Reorganization by and between United and First Central Bancshares, Inc., Executive shall be paid One Hundred Fifty Thousand Dollars ($150,000.00) and shall receive options to purchase Five Thousand (5,000) shares of United

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     common  stock  pursuant to the terms of a separate  Option  Agreement to be executed by the parties. The option price per share shall be at the same price per share as paid in connection with the merger with First Central Bancshares, Inc. Executive shall be entitled to the following additional benefits during the Term:

          a. Executive shall have the option to maintain health insurance through his current health insurance plan (in which event United shall pay the premiums) or transfer his health insurance to United's plan (in which event United shall also pay the premiums);


          b. Executive shall be entitled to such other benefits as may be provided by United to other Bank employees;

          c. Executive shall be reimbursed for expenses (meals, entertainment, travel and other business expenses reasonable and necessary to carry out his duties hereunder) and for gasoline during the Term but shall not charge mileage or have a Bank or United-owned vehicle;

          d. United shall pay the annual dues for the social clubs of which Executive is currently a member;

          e. Executive shall be provided an office in the Bank for his exclusive use during the Term;

          f. United shall continue to employ Executive's assistant, Ms. Barbara Hall, during the Term at no less than her current salary and benefits; notwithstanding the foregoing, nothing herein shall be construed to modify or limit the provisions of Ms. Hall's existing employment agreement with the Bank; and

          g.   Executive  shall  be  permitted  to  attend   customary   banking
               conventions and meetings during the Term at United's expense.

     4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     In the event of Executive's disability, death, or in the event that either party desires to terminate this Agreement (an or the Event of Termination), Executive (or his estate) shall be paid compensation in the amount of One Hundred Thousand Dollars ($100,000.00) per year until July 10, 2005, which amount shall be payable within fifteen (15) days of such Event of Termination for that year and on the same day of each subsequent applicable year; however, in 2005, not later than July 10, 2005. Additionally, Executive shall receive Fifty Thousand Dollars ($50,000.00) per year until Executive shall have reached the age of seventy-five (75). In the event of Executive's death during this period, Executive's estate shall receive, in lump sum, the remaining compensation due under this Section. By way of example only, should an Event of Termination occur on March 31, 2004, Executive would be entitled to receive $75,000.00 ( pro rata for the remaining months and days of 2004), plus $52,777.78 for the remaining months and days until July 10, 2005, plus $250,000 for the years 2006-2010 (5 x $50,000), for a total of $377,777.78. In the event of Executive's death, this amount would accrue to his estate according to this formula.

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     5.   DISABILITY.

     Disability, under the terms of this Agreement, shall have the meaning as defined in United's then current disability plan; if no such plan is then in effect, if the Executive is permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code as determined by a physician designated by United, United may terminate Executive's employment for Disability. Executive shall be entitled to payment as provided in
     Section 4 of this Agreement.

     6.   NOTICE.

     Any purported termination by either party hereto shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a Notice of Termination shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. Date of Termination shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period); and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination.

     7.   NON-COMPETITION AND NON-DISCLOSURE.

          a. Upon any termination of Executive's employment hereunder for any reason, including but not limited to expiration of this Agreement, Executive agrees not to compete with the Bank or United during any period in which Executive shall be entitled to compensation under this Agreement (the Non-Competition Period). Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank or United. Executive further specifically agrees that he will not, for the Non-Competition Period, work in either a paid or unpaid capacity with any individual or group proposing to establish a new bank or other financial institution in the Bank's market area in Tennessee. The parties hereto, recognizing that irreparable injury will result to United, its business and property in the event of Executive's breach of this Section, agree that in the event of any such breach by Executive, United will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive. Executive represents and admits that in the event of the termination of his employment hereunder that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a living.

          b. Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and United and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of United. Executive will not, during or after the Term, disclose any knowledge of the past, present, planned, or considered business activities of

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               United or the Bank or  affiliates  thereof to any  person,  firm,
               corporation,   or  other   entity   for  any  reason  or  purpose
               whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas that are not solely and exclusively derived from the business plans and activities of United or the Bank. In the event of a breach or threatened breach by Executive of the provisions of this Section, United shall be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of United or the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, or other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed.

     8.   EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

     This Agreement contains the entire understanding between the parties thereto and supercedes any prior employment agreement, written or oral, between Executive and First Central Bank (the predecessor name of United Community Bank (of Tennessee)) or United. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits from United than those available to him without reference to this Agreement.

     9.   NO ATTACHMENT; SUCCESSORS AND ASSIGNS.

     Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect such an action shall be null, void, and of no effect.

     This Agreement shall be binding upon, and shall inure to the benefit of, Executive and United and their respective successors and assigns.

     10.  MODIFICATION AND WAIVER.

     This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

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     11.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall, to the full extent consistent with law, continue in full force and effect.

     12.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections  and  paragraphs  herein are  included  solely for
     convenience   of   reference   and  shall  not   control   the  meaning  or
     interpretation of any of the provisions of this Agreement.

     13.  GOVERNING LAW.

     This Agreement shall be governed by the substantive laws and procedural provisions of the State of Tennessee, unless otherwise specified herein; provided, however, that in the event of a conflict between the terms of this Agreement and any applicable federal or state law or regulation, the provisions of such law or regulation shall prevail.

     14.  PAYMENT OF LEGAL FEES.

     All reasonable legal fees paid or incurred by United or Executive pursuant to any dispute or question or interpretation relating to this Agreement shall be paid or reimbursed by the prevailing party.

     15.      INDEMNIFICATION.

     United shall provide Executive with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive to the fullest extent permitted under applicable law and United's and the Bank's charters and bylaws against all expenses liabilities reasonably incurred by him in connection with or arising out of any action, suit, or proceeding initiated by a person or entity not a party to this Agreement in which he may be involved by reason of his having been an officer or director of the Bank (whether or not he continues to be an officer or director at the time of incurring such expense or liabilities), and that is a result of actions or omissions taken or omitted in the course and scope of his Duties as an officer or director of the Bank. Such expenses and liabilities include, but are not limited to, judgment, court costs, and reasonable attorneys' fees and the cost of reasonable settlement.

     16. SUCCESSOR TO UNITED OR BANK.

     United shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or United, expressly and unconditionally to assume and agree to perform United's obligations under this Agreement, in the same manner and to the same extent that United would be required to perform if no such succession or assignment had taken place.


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     IN WITNESS  WHEREOF,  United has caused this  Agreement to be executed by a duly authorized officer or director, and Executive has signed this Agreement, effective on the date first written above.



                                            UNITED COMMUNITY BANKS, INC.

                                            By:  /s/ Jimmy Tallent

                                            Print name and title:Jimmy Tallent
                                                 President and CEO



                                            ED F. BELL

                                            /s/ Ed F. Bell

                                            Witness:  /s/ Barbara Hall